UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2026

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Invesco Commercial Real Estate Finance Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01    Regulation FD Disclosure.

On March 9, 2026, Invesco Commercial Real Estate Finance Trust, Inc. (the "Company") announced that on March 2, 2026, it had sold shares of common stock as follows:

	Number of Shares Sold	Transaction Price Per Share	Upfront Selling Commissions	Aggregate Consideration
Class S-1 Common Stock	1,108,980	$25.0017	$175,496	$27,901,875
Class S Common Stock	5,890	$24.8944	$4,382	$151,000
Class I Common Stock	899,698	$24.9650	$—	$22,460,950
Class E Common Stock	388	$25.7799	$—	$10,000

The transaction price per share of each class of common stock sold on March 2, 2026 was equal to the net asset value per share of each such class of common stock on January 31, 2026.

The following table details the common shares issued under the Company's distribution reinvestment plan:

	Issuance Date	Number of Shares	Price Per Share	Total Value
Class S-1 Common Stock	2/11/2026	84,371	$25.0342	$2,112,169
Class S Common Stock	2/11/2026	382	$24.9275	$9,541
Class D Common Stock	2/11/2026	70	$24.9061	$1,761
Class I Common Stock	2/11/2026	32,568	$24.9979	$814,137
Class E Common Stock	2/11/2026	710	$25.7712	$18,321
Class F Common Stock	2/11/2026	55,188	$25.9043	$1,429,616

The transactions reflected above were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder as they did not involve any public offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ Clifford Stoops
Clifford Stoops
Chief Accounting Officer

Date: March 9, 2026